                                                                    Exhibit 10.2

                                StoresOnline.com
                        CABLE RESELLER AND MALL AGREEMENT

                        (AT&T Media Services - Nashville)

     THIS CABLE RESELLER AND MALL AGREEMENT (the "Agreement") is made and entered into as of the 9th day of December, 1999, between and among STORESONLINE.COM, INC., a California corporation, and NETGATEWAY, a Nevada corporation, on the one hand (collectively, "StoresOnline"), and INTERMEDIA PARTNERS SOUTHEAST, a California general partnership, on the other hand ("Reseller"). An Addendum is attached hereto and by this reference is made a part hereof (the "Addendum").

                                 R E C I T A L S

     A. Reseller is a cable television operator, engaged in the business described on the Addendum.

     B. StoresOnline owns, operates and maintains an Internet storefront-building services package comprised of certain services delivered through StoresOnline's proprietary software, the standard features of which are more particularly described on the Addendum (the "Services").

     C. The Services are delivered through the Internet and may be made available through a private, branded electronic exchange to be developed for Reseller.

     D. StoresOnline desires to (i) sell and license the Services to Reseller for Reseller's resale and sublicense to end-user customers or, with the written permission of StoresOnline, to other resellers and (ii) develop certain on-line mall(s) to be branded around Reseller's name, brand and image (the "Malls").

     E. Reseller desires to purchase and license the Services for resale to end-user customers and shall use its unique resources to promote the Services as hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, on the basis of the foregoing recitals, and in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

     1. Services.

     a. Scope of Agreement. This Agreement covers (i) the purchase, licensing, promotion and sale of the Services and (ii) the design and development of the Malls pursuant to and in accordance with the terms and conditions set forth on the Addendum.

     b. License Grant; Sale of Services. StoresOnline grants to Reseller, subject to the terms and conditions of this Agreement, the right and license to resell and sublicense (in the case of software products) the Services to Reseller's end-user customers or, with the written permission of StoresOnline, to other resellers. During the term of this Agreement, Reseller shall have the exclusive right to resell and sublicense the "Get It Nashville" Mall to end-user customers or other resellers whose principal place of business is in the "Nashville, Tennessee Standard Metropolitan Statistical Area." In the case of software products, Reseller acknowledges that such software is and will remain proprietary to StoresOnline, is copyrighted and that Reseller acquires no right, title or interest in or to any such software by this Agreement. Reseller agrees to sublicense the Services hereunder pursuant to, but not necessarily limited to, the Standard License Agreement Terms set forth on Exhibit A hereto, and to cause each of its customers or other resellers to sublicense the Services pursuant to such terms, which terms, in the case of a another reseller, shall be accepted upon store set-up and, in the case of an end-user customer, shall be accepted as part of the storefront registration process described below.

     c. Product Name. It is expressly agreed that the ownership and all right, title and interest in and to the Services and any trademark, trade name, patent or copyright relating to the Services is and will remain vested solely in StoresOnline; provided, however, that as permitted by this Agreement, Reseller may use any existing or future trademark, trade name, patent or copyright relating to the Services, such use to be limited to promoting, selling, installing or maintaining the Services; and provided, further, that as permitted by this Agreement, the Services may be branded around Reseller's name, brand and image. Reseller shall use its reasonable business efforts during the term of this Agreement to protect StoresOnline's trademarks, trade names, patents and copyrights, but shall not be required to initiate legal action against third parties for any infringement thereof. Reseller shall notify StoresOnline of any infringement as soon as practicable after becoming aware of any act which in Reseller's judgment may constitute such infringement. Reseller shall not use, directly or indirectly, in whole or in part, StoresOnline's name or any other trade name or trademark that is owned or used by StoresOnline in connection with any product other than StoresOnline's products, without the prior written consent of StoresOnline.

     d. Mall Development. StoresOnline shall develop the Malls in accordance with the terms and conditions set forth herein and on the Addendum. The Malls shall be branded around Reseller's name, brand and image and shall link to the Reseller's branded StoresOnline solution. The Malls will include appropriate Uniform Resource Locator (URL) addresses, four to six featured products and stores from various Reseller and third party advertisers, additional Reseller and non-Reseller advertiser stores and products catalogued with text references, and links to top-tier eCommerce sites. The Malls will also include an appropriate search engine, commerce functionality, banner and other appropriate advertising space and such other features as the parties shall mutually agree. The Mall will be capable of cataloguing stores independently or in conjunction with all other Malls developed hereunder, if any, as well as other malls which belong to the StoresOnline electronic mall network. Reseller agrees and understands that the storefronts of its end-user customers may be placed in one or more electronic malls developed and/or operated by StoresOnline.

     2. Term of Agreement. The term of this Agreement shall commence as of the execution hereof and continue for an initial term of one (1) year from the date of this Agreement.

     a. Notwithstanding the foregoing, this Agreement may be terminated in accordance with the provisions of Sections 3(b) or 11.

     b. Termination of this Agreement shall not relieve either party of any obligations incurred prior to termination, including outstanding delivery and payment obligations and other contractual commitments herein or mutually agreed to from time to time by the parties in writing. The obligations set forth in Sections 3d, 6b, 8, 10, 11a, 12c, 12e, 12f and 12h are expressly intended to survive termination of this Agreement.

     3. Prices and Taxes.

     a. Prices for Services. StoresOnline shall charge Reseller's end-user customers the one-time Store Set-up Price set forth on the Addendum. StoresOnline shall charge Reseller the applicable Monthly Base Wholesale Price set forth on the Addendum for each active storefront. Unless Reseller elects to bill its customers directly in accordance with paragraph 6.c hereof, the Monthly Base Wholesale Price shall be offset by StoresOnline against payments due to Reseller in accordance with paragraph 6.b hereof.

     b. Price Adjustments for Services. The prices for the Services are subject to change by StoresOnline at any time, and shall become effective ninety (90) days after written notification of such change to Reseller; provided, however, that Reseller may terminate this Agreement upon thirty days' written notice to StoresOnline after Reseller's receipt of any price adjustments in accordance with this Section 3(b).

     c. [ Omitted. ]

     d. Prices for Mall Development; Mall Revenue Split. All prices for Mall design, development and operation provided hereunder shall be as set forth on the Addendum. Reseller and StoresOnline shall divide the net revenue generated from all Mall revenue sources on a [redacted] basis for revenue derived in connection with this Agreement. Such revenue sources to be divided shall include, but are not limited to: (i) eCommerce advertisers provided by StoresOnline; (ii) the pro rata share of Mall banner advertising attributable to Reseller; (iii) click-through revenue from eTailer sales; and (iv) revenue generated from featured product sales. The parties hereto shall mutually agree to pricing in the event advertising space is sold on a straight-buy basis and such revenue shall be divided equally between the parties.

     e. Taxes. All prices for any services or products supplied hereunder are exclusive of any federal, state or local sales, use, excise, ad valorem or personal property taxes levied, or any fines, forfeitures or penalties assessed in connection therewith, as a result of this Agreement or the installation or use of services or products hereunder (collectively, but exclusive of taxes based upon StoresOnline's income, "Taxes"). Reseller or Reseller's customers, as applicable, shall pay any and all such Taxes, or StoresOnline may pay such Taxes for Reseller's account or Reseller's customers' account, in which case Reseller shall be obligated to reimburse StoresOnline for amounts so paid. Any such Taxes which are charged to or payable by StoresOnline will be invoiced to and paid by Reseller in the manner set forth in Section 6 below. In the event that Reseller directly invoices its customers pursuant to paragraph 6.c hereof, StoresOnline shall not be responsible for the collection and payment of any such Taxes.

     4. Promotion. Reseller shall promote the Mall and the Services by cablecasting two thirty second television commercials provided to Reseller by StoresOnline which conform to Reseller's cable advertising guidelines. In the event Reseller elects to produce additional commercials, it shall do so at its own expense. All commercials promoting the services shall be cumulatively cablecast at Reseller's sole expense a minimum of 500 times per broadcast month throughout the Nashville, Tennessee broadcast market on cable channels of cable television systems on which Reseller has a right to insert such advertisements. Reseller shall use its reasonable business efforts to ensure that the commercials are placed in even rotations on a variety of such cable television channels.

     5. Customer Accounts.

     a. Customer Account Registration Process. The Services provided hereunder include an online registration process that Reseller's customers will use to establish storefront accounts with StoresOnline (the "Accounts"). In order to establish an Account, Reseller's customers must complete a registration process in accordance with the terms set forth on the StoresOnline web site, a copy of which are attached hereto as Exhibit B. At the option of the customer, registration may also be completed non-electronically. To establish an Account, Reseller's customers must also provide credit card information and authorize the payment of fees for Services on a monthly basis in advance. The general terms and conditions for the use of Accounts shall be delivered to Reseller in advance and shall be posted from time to time on the StoresOnline web site, or in the event that, with Reseller's prior consent, StoresOnline establishes an electronic exchange for Reseller, such information shall be delivered to Reseller in advance and will be posted on Reseller's exchange. The terms and conditions as posted shall, in all events and at all times, be binding upon Reseller's customers who establish Accounts. The terms and conditions governing such Accounts may be amended from time to time by StoresOnline, upon prior written consent from Reseller.

     b. Continuation of Customer Accounts. Continuation of each customer Account is subject to the timely payment of the monthly fees associated with each respective such Account, and failure to do so shall constitute grounds for StoresOnline to cancel and terminate an Account.

     6. Billing and Payment Terms.

     a. Invoicing for Services. Reseller shall from time to time provide StoresOnline with a list of the Reseller prices charged for each class of Accounts or for each Account. In the event Reseller requests that StoresOnline invoice Reseller's customers directly, StoresOnline shall electronically invoice Reseller's customers for the retail price of the Services charged by Reseller and shall directly charge against the respective credit card accounts provided by such customers for such purpose during the registration process. All recurring fees due from customers shall be paid in advance and are due on the first day of each month. In preparing the invoices and charging against the applicable credit cards, StoresOnline shall use the most recent Reseller retail prices provided to StoresOnline by Reseller for the Accounts invoiced.

     b. Payment and Collection for Services. StoresOnline shall collect the monthly fees set by Reseller from Reseller's customers and, after deducting any monthly fees and expenses to which it is entitled hereunder, shall remit the balance to Reseller on a monthly basis, together with a statement setting forth the amounts collected, the amounts deducted and the total amount remitted. In the event payment from Reseller's customers is not received by StoresOnline within the specified time, an additional late charge of no more than one and one half percent (1.5%) of the past due amount will be assessed by StoresOnline for each thirty (30) days outstanding, prorated on a daily basis, which late charges shall be due and payable to StoresOnline in full. All payments for Services shall be made in United States dollars.

     c. Direct Reseller Billing for Services. Reseller may invoice its customers directly for the Services provided hereunder. In the event that Reseller chooses to bill its customers directly for the Services, Reseller shall remit directly to StoresOnline the applicable Monthly Base Wholesale Price (per storefront), as set forth in the Addendum. All such fees shall be paid in advance and are due on the first day of each month.

     d. Billing for Mall Related Charges; Advertising and Related Revenues. StoresOnline shall invoice Reseller directly for all charges due hereunder in connection with the design and development of the Malls, which charges shall be payable in accordance with the Addendum. All revenues generated from the Malls (including advertising and related revenues) which are required to be divided between StoresOnline and Reseller pursuant to paragraph 3(d) hereof shall be invoiced and collected by StoresOnline. StoresOnline shall thereafter forward all amounts due, if any, to Reseller (net 30 days) at the address provided on the signature page hereto, together with a statement setting forth the total amount collected, the amounts payable to Reseller and the total amount remitted, and such other information as Reseller may reasonably request.

     7. Real Time Payment Processing. In the event that a customer wishes to use the StoresOnline real-time credit card payment processing option, such customer must establish a customer account with an FDIC network bank and must open an account with a participating credit-card processor. Any such arrangement shall be between the customer and StoresOnline.

     8. Disclaimer of Warranties; Limitation of Liability; Warranties.

     a. Disclaimer of Warranty. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO, AND STORESONLINE EXPRESSLY DENIES, REJECTS AND DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR PARTICULAR PURPOSE.

     b. Limitation of Liability. Each party shall be responsible for its own acts and omissions. NEITHER PARTY, NOR ITS RESPECTIVE DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES AND AGENTS SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY AS A RESULT OF THIS AGREEMENT FOR ANY LOSS OR DAMAGE, WHETHER DIRECT OR INDIRECT, RESULTING FROM DELAYS OR INTERRUPTIONS OF SERVICE DUE TO MECHANICAL ELECTRICAL OR WIRE DEFECTS OR DIFFICULTIES, STORMS, STRIKES, WALK-OUTS, EQUIPMENT OR SYSTEMS FAILURES, OR OTHER CAUSES OVER WHICH SUCH PARTY, ITS DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES OR AGENTS AGAINST WHOM LIABILITY IS SOUGHT, HAVE NO REASONABLE CONTROL, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY.

     c. [ Omitted. ]

     d. Warranties of StoresOnline. StoresOnline represents and warrants as follows:

     (i) StoresOnline has expertise, capacity and staffing to adequately provide the Services authorized or contemplated by this Agreement.

     (ii) All components of any systems/product utilized or relied upon by StoresOnline to perform the services authorized or contemplated by this Agreement or by any schedules or exhibits hereto, are designed to be used prior to, during and after the calendar year 2000 A.D., and that all such systems/product will operate during each such time period without error or interruption relating to date data, including without limitation, any error or interruption relating to, or the product of, date data which represents or references different centuries or more than one century, or leap year, in any level of any systems/product hardware or software, including, without limitation, microcode, firmware, application programs, user interfaces, files and databases (such representation and warranty being referred to as "Year 2000 Compliant"). In the event that any system/product is not Year 2000 Compliant, StoresOnline shall, at no additional cost to Reseller, promptly modify the system/product so as to ensure that the system/product is Year 2000 Compliant. In such event, each party reserves all other rights and obligations under this Agreement and any applicable schedules or amendments hereto.

     (iii) All Services provided by StoresOnline in connection with this Agreement shall be performed in compliance with all applicable federal, state and local laws, rules and regulations, and the applicable laws and regulations of any jurisdiction or sovereignty where the Services may be used.


     9. Documentation and Training. Provided that Reseller has met the minimum performance standards set forth elsewhere in this Agreement, StoresOnline shall, on a semi-annual basis, provide free-of-charge a one (1) day training program for employees designated by Reseller at the StoresOnline corporate headquarters. Additional training by StoresOnline shall be made available to Reseller at StoresOnline's standard rates. All expenses of the trainees under this Section 9 shall be borne solely by Reseller.

     10. Indemnification and Insurance.

     a. Indemnification. Each party (the "Indemnifying Party") shall indemnify, defend and hold harmless the other party, its affiliates, and each of their respective partners, officers, directors, employees and agents from and against any and all damages, claims, liabilities, judgments, actions, lawsuits, executions, costs (including reasonable attorneys' fees and costs and expenses of legal actions) and expenses arising out of any act or omission of the Indemnifying Party, including any breach by the Indemnifying Party of this Agreement or arising from any alleged or actual libel, slander, defamation, infringement of copyright or other intellectual property right, piracy, plagiarism or invasion of the right of privacy committed or alleged to have been committed by the Indemnifying Party in connection with the Services or this Agreement.

     b. Insurance. StoresOnline shall maintain during the term of this Agreement insurance on an "Occurrence" basis (not a "Claims-Made" policy) as follows:
Commercial General Liability Insurance coverage on current standard forms as promulgated by the Insurance Services Office ("ISO") that covers at least Premises and Operations, Products and Completed Operations, Blanket Contractual Liability for both oral and written contracts, Personal Injury and Broad Form Property Damage, to cover StoresOnline's activities as described in this Agreement, with limits of liability of no less than $1,000,000 per occurrence for Bodily Injury, Property Damage, Personal and Advertising Injury, all as defined in the ISO Form, and no less than $1,000,000 in the aggregate. Such insurance shall cover, at a minimum, the "offenses" of defamation of character or reputation; invasion of privacy; infringement of trademark, title, slogan, trade name or service mark; infringement of copyright or misappropriation of ideas. The Commercial General Liability policy shall be endorsed to provide that: (i) Reseller shall be included as an Additional Insured, with the added provision that StoresOnline's policies shall provide primary and non-contributory coverage to Reseller, irrespective of any insurance carried by Reseller, whether it be primary, excess, contingent or on any other basis; and
(ii) the insurer waives any rights of subrogation it may have against Reseller. Upon request of Reseller, StoresOnline shall provide to Reseller a certificate of insurance demonstrating compliance with the requirements of this paragraph.

     11.Default.

     a. Reseller's Default. The failure by Reseller to make any payment required hereunder or a material breach by Reseller of its obligations hereunder shall constitute an event of default by Reseller. Upon the occurrence of an event of default by Reseller, StoresOnline shall provide Reseller with written notice specifying the nature of such default. If Reseller has not cured such default within thirty (30) days after receipt of such notice, StoresOnline may, at its sole discretion, terminate this Agreement and/or seek any other available remedies available at law or in equity.

     b. StoresOnline's Default. The failure by StoresOnline to make any payment required hereunder or a material breach by StoresOnline of its obligations hereunder shall constitute an event of default by StoresOnline. Upon the occurrence of an event of default by StoresOnline, Reseller shall provide StoresOnline with written notice specifying the nature of such default. If StoresOnline has not cured such default within thirty (30) days after receipt of such notice, Reseller may, at its sole option, terminate this Agreement and/or seek any other available remedies available at law or in equity.

     c. Insolvency. The commencement of any proceeding (voluntary or involuntary) in bankruptcy or insolvency by or against either party hereto, or the appointment (with or without the party's consent) of an assignee for the benefit of creditors or a receiver with respect to either party hereto shall constitute an event of default hereunder, and the non-defaulting party may elect to terminate this Agreement immediately.

     12.General.

     a. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between StoresOnline and Reseller and supersedes all previous understandings, negotiations and proposals, whether written or oral. This Agreement may not be altered, amended or modified except by an instrument in writing signed by duly authorized representatives of each party. In the event that any one or more provisions contained in this Agreement should for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such unenforceable provision had not been contained herein.

     b. Force Majeure. Neither party shall be liable to the other for delays or failures to perform an obligation to the other hereunder if such delay or failure to perform is due to any act of God, acts of civil or military authority, labor disputes, fire, riots, civil commotion, sabotage, war, embargo, blockage, floods, epidemics, delays in transportation, inability beyond such party's reasonable control to obtain necessary labor, materials or manufacturing facilities, or when due to governmental restrictions. In the event of any such delay or failure, the parties shall have an additional period of time equal to the time lost by reason of the foregoing in which to perform hereunder.

     c. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado, without regard to principles of choice of law.

     d. Assignment. Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that either party may assign this Agreement to a subsidiary or affiliate corporation or business entity.

     e. Disclosure of Information. Each party acknowledges that, in the course of purchasing or providing Services and meeting its obligations under this Agreement, it will obtain information relating to the Services and to the other party, which is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, data, customer lists, financial information and sales and marketing plans.

     Each party shall at all times during the term of this Agreement and for three years after its termination, keep in confidence and trust from any person or entity, all Proprietary Information and shall not disclose or use such Proprietary Information without the prior written consent of the other party, unless compelled to disclose such Proprietary Information by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of law. Upon termination of this Agreement, each party shall promptly return or destroy all Proprietary Information under its control and all copies thereof.

     Neither party shall disclose the terms of this Agreement to any third party except as may be mutually agreed or as required by law or the order of a court of competent jurisdiction.

     The above limitations on disclosure of Proprietary Information shall not apply to information which becomes publicly available through no act of the other party, is released in writing with no restrictions by the party which owns the information, is lawfully obtained without breach of this Agreement from third parties without obligations of confidentiality, is previously known without similar restrictions as shown by documents in such party's possession prior to disclosure or is independently developed.

     f. Compliance with Law. Each party shall comply with all applicable laws the violation of which would have a material adverse effect on this Agreement, including, without limitation, the export control laws of the United States of America and prevailing regulations which may be issued from time to time by the United States Department of Commerce and any export control regulations of the United States and those countries involved in transactions concerning the exporting, importing and re-exporting of Services purchased under application of these terms and conditions. Each party shall also comply with the United States Foreign Corrupt Practices Act and shall indemnify the other party from violations of such act. This provision 12(f) shall survive any termination or expiration of the Agreement.

     g. Exercise of Remedies. Any delay or omission by either party to exercise any right or remedy under this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder.

     h. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES DUE TO FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER EXCEPT WITH RESPECT TO INDEMNIFICATION OBLIGATIONS ARISING FROM CLAIMS MADE BY THIRD PARTIES.

     i. Headings. Headings contained in this Agreement are for convenience only, are not a part of this Agreement, and do not in anyway interpret, limit or amplify the scope, extent or intent of this Agreement or any of the provisions hereof.

     j. [ Omitted. ]

     k. Branding. StoresOnline shall have the right to place a "Powered by Netgateway" or "Powered by StoresOnline" byline in a prominent mutually agreed upon location on each storefront site and on each Mall site.

     l. Publicity. Each party shall have the right to inform its customers and the public that StoresOnline has entered into this Agreement with the other party, but not the terms of the Agreement. Upon prior approval of the other party in each instance, each party may use the other's name or the name of its customers in marketing the Services and the development of the Malls and may link to each other's web sites, but neither party will perform any actions which will harm the other's or its customers' names and reputations.

     m. Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice to the other party. All facsimile notices shall be confirmed by written notice mailed, as provided above, within five (5) days of the date the facsimile is sent. Once confirmed, the notice shall be effective as of the date of the facsimile.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date set forth herein.


                                STORESONLINE.COM, INC., a California corporation

                                By:    /s/ Donald M. Corliss, Jr.
                                       -----------------------------------------

                                Name:  Donald M. Corliss, Jr.
                                       -----------------------------------------

                                Their: Authorized Agent
                                       -----------------------------------------
Address for Notices:

300 Oceangate, Suite 500
Long Beach, CA 90802
(562) 308-0010


                                NETGATEWAY, a Nevada corporation


                                By:    /s/ Donald M. Corliss, Jr.
                                       -----------------------------------------

                                Name:  Donald M. Corliss, Jr.
                                       -----------------------------------------

                                Their: President
                                       -----------------------------------------

Address for Notices:

300 Oceangate, Suite 500
Long Beach, CA 90802
(562) 308-0010

INTERMEDIA PARTNERS SOUTHEAST
(a California general partnership)

By:
TCI Spartanburg IP-IV, LLC
(a Delaware limited liability company),
as Managing General Partner


                                By:   /s/ Judi B. Heady
                                      ------------------------------------------

                                Name: Judi B. Heady
                                      ------------------------------------------
                                                  (Print or type)

                                Title: Group Vice President
                                       -----------------------------------------

Address for Notices:

AT&T Media Services
2950 Kraft Drive, Suite 100
Nashville, TN  37204
Attention:  Judi Heady

With a copy to:

Tele-Communications, Inc.
P.O. Box 5630
Denver, CO  80217-5630
Attention:  Legal Department

Address:

Telephone:
Facsimile:
E-mail Address:
URL:

Technical Contact:
Telephone:
E-mail Address:

                                    ADDENDUM

Name of Reseller:   Intermedia Partners Southeast

Type Entity:   a California general partnership

Date of Agreement:  December  9, 1999

Description of Reseller's Business:   Cable communications services

STANDARD FEATURE SET

Catalogs
o  International Currencies
o  Weight Units: Kilograms, Grams, Pounds and Ounces
o  Sending Methods: Internet, Fax/Mail and Phone
o  Faxed Internet Orders
o  Payment Methods: VISA, MasterCard, American Express, Discover and JCB
o  Custom Payment Methods
o  Standard Shipping Destinations:  United States,
    Canadian Provinces and World Countries
o  Custom Shipping Destinations
o  Multiple Shipping Methods and Regions
o  Shipping Formula Variables: Quantities Ordered, Weight and Subtotal
o  Shipping Formula Functions:  Minimum, Maximum and Range
o  Custom Tax Rates
o Custom Survey Questions: Long Answer, Short Answer, Multiple Choice and Single Choice
o  Custom Subtotal Items:  Fixed, User Enterable and Optional
o  Users and Passwords

Categories
o  Unlimited Categories
o  Full Description
o  Image

Products
o  Base Item Number
o  Description; Full Description
o  Image
o  Price
o  Sale Price
o  Unique Sale Price for Each Catalogue
o  Non-Taxable Products
o  Weight
o  Category
o  Multiple Product Options (i.e., Color, Size)
o  Multiple Product Option Items (i.e., Red, Green, Blue)
o  Custom Item Numbers based on Options
o  Custom Pricing based on Options
o  Option Conflicts
o  Quantity Discounts
o  Links to Related Items
o  Links to other URL's
o  Preview product pages
o  Generated HTML code to copy and paste into existing sites
o  Graphical pricing for easy integration into existing sites
o  Import product information from a test-delimited file

Orders
o  E-mail notification of new orders
o  Order Status
o  Waybill Number and Shipper
o  Custom Notes
o  End-user Order Tracking
o  Export Order Information

StoresOnline Point of Sale
o  Multiple Merchant Numbers
o  Automatic authorization of orders sent over the Internet
o  Manual Authorizations
o  Credits
o  Automatic Settlement
o  Freeze and Thaw Transactions

StoresOnline Hosting
o  Home Page Builder
o  Unique URL
o  10 MB Free
o  Virtual hosting of existing domain names
o  Professionally designed templates
o  Customize your own templates

StoresOnline Search
o  Full Text Search Engine
o  Full Word Listing
o  Phrase or Boolean Searching
o  Re-index your site anytime
o  Integrate into existing sites


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PRICING FOR STOREFRONT SERVICES:

One-Time Store Set-up Fee            [redacted]
Monthly Base Wholesale Price
    per active storefront            [redacted]
Optional Monthly Maintenance Plan    [redacted]


* The [redacted] set-up fee is for the basic StoresOnline store set-up service. Additional products, images and custom work will be billed at StoresOnline's standard rates. A quote will be approved by the merchant prior to the commencement of such work.

** This fee applies to storefronts with up to 100 products. The Monthly Base Wholesale Price shall be [redacted] for those storefronts with 101 to 300 products and [redacted] for those storefronts with 301 to 1000 products. Pricing for Stores with over 1000 products will be determined by quote.

MALL DEVELOPMENT SERVICES AND PRICES

     1. Development. StoresOnline shall design and develop one or more on-line Malls, to be branded around Reseller's name, brand and image, and shall link to the Reseller's branded StoresOnline solution. The Malls will include appropriate Uniform Resource Locator (URL) addresses, four to six featured products and stores from various Reseller and third party advertisers, additional Reseller and non-Reseller advertiser stores and products catalogued with text references, and links to top-tier eCommerce sites. The Malls will also include an appropriate search engine, commerce functionality, banner and other appropriate advertising space and such other features as the parties shall mutually agree. The Mall will be capable of cataloguing stores independently or in conjunction with all other Malls developed hereunder, if any, as well as other malls which belong to the StoresOnline electronic mall network. Reseller agrees and understands that the storefronts of its end-user customers may be placed in one or more electronic malls developed and/or operated by StoresOnline.

     2. Pricing. The mall development services fee is waived in return for Reseller meeting its promotional obligations as set forth herein.



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                                    EXHIBIT A

                        STANDARD LICENSE AGREEMENT TERMS

     1. License. This License allows you to use any software associated with the provision of the Services.

     2. Restrictions. You may not use, copy, modify or transfer the program, or any copy, modification or merged portion, in whole or in part, except as expressly provided for in this License. If you transfer possession of any copy, modification or merged portion of the program to another party, your License is automatically terminated.

     3. Term. The License is effective until terminated. Either party may terminate the License at any other time by providing written notification to the other party. The License will also terminate upon the occurrence of certain events set forth elsewhere in this Agreement. Upon such termination, you agree to destroy the program together with all copies, modifications and merged portions in any form.

     4. Export Law Assurances. You agree that neither the program nor any direct product thereof is being or will be shipped, transferred or re-exported, directly or indirectly, into any country prohibited by the U.S. Export Administration Act and the regulations thereunder or will be used for any purpose prohibited by the Act.

     5. Limited Warranty. The program is provided "as is" without warranty of any kind, either expressed or implied, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose. The full text of the warranty is provided in the user manual.

     6. Limited Liability. In no event will StoresOnline or Reseller be liable to you for any damages, including any lost profits, lost savings or other incidental or consequential damages arising out of the use of or inability to use such program even if StoresOnline or Reseller has been advised of the possibility of such damages, or for any claim by any other party.

     7. General. If you are a Government end-user, this License conveys only "Restricted Rights," and in its use, disclosure and duplication are subject to Federal Acquisition Regulations, subparagraph (c)(1)(11) 52.227-7013. (See U.S. Government End-User provisions in user manual.) This License will be construed under the laws of the State of Tennessee, except for that body of law dealing with conflicts of law. If any provision of the License shall be held by a court of competent jurisdiction to be contrary to law, that provisions shall be enforced to the maximum extent permissible, and the remaining provisions of this License shall remain in full force and effect.





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                                    EXHIBIT B

                         TERMS FOR ON-LINE REGISTRATION